UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 22, 2021

PATRIOT NATIONAL BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Connecticut	000-29599	06-1559137
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Bedford Street
Stamford, Connecticut 06901
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (203) 324-7500

N/A
(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	PNBK	NASDAQ Global Market

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 22, 2021, Raymond B. Smyth, a Director of Patriot National Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, Patriot Bank, N.A. (the “Bank”), passed away. Mr. Smyth had served as a Director of the Company and the Bank from 2008 to 2010, and again since 2011. He also served on the Company’s Asset Liability Committee, Audit Committee, Loan Committee and Executive Committee, as well as the Compliance Committee of the Bank.

Section 7 Regulation FD

Item 7.01. Regulation FD Disclosure.

On September 24, 2021, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, expressing condolences for Mr. Smyth’s death.

The information contained in this Current Report on Form 8-K (including the exhibit) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press Release of Patriot National Bancorp, Inc., dated September 24, 2021
104	Cover Pager Interactive Data File, formatted in Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 24, 2021	PATRIOT NATIONAL BANCORP, INC.

	By:	/s/ Robert G. Russell, Jr.
	Name:	Robert G. Russell, Jr.
	Title:	President and Chief Executive Officer